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                                                                   Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4/Form F-4 of Carnival Corporation/P&O Princess Cruises plc of our report dated January 29, 2002, except as to Note 18 which is as of February 15, 2002 relating to Carnival Corporation's consolidated financial statements, which appears in the Carnival Corporation 2001 Annual Report to Shareholders, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
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PricewaterhouseCoopers LLP
Miami, Florida
January 8, 2003